EXHIBIT 10.1

 AGREEMENT OF LEASE

BETWEEN

IMD ELEVEN HUNDRED EAST HECTOR STREET LP

AND

SPRING MILL CONSHOHOCKEN LP

COLLECTIVELY, AS LANDLORD

AND

BRIDGELINE DIGITAL, INC.

 AS TENANT

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE made this ____ day of May 2010 by and between IMD ELEVEN HUNDRED EAST HECTOR STREET LP, a Delaware limited partnership and SPRING MILL CONSHOHOCKEN LP, a Delaware limited partnership (hereinafter called "Landlord"), and BRIDGELINE DIGITAL, INC., , a Delaware corporation, hereinafter called "Tenant").

1. FUNDAMENTAL LEASE PROVISIONS.

(a) "Building":  shall mean suite 415 (consisting of an agreed 4,619 RSF) in the building located at 1100 East Hector Street, Conshohocken, Pennsylvania 19428, and commonly known as "Spring Mill Corporate Center."

(b) "Building RSF":  shall mean the rentable square footage of the Building, which is deemed to be 420,000 rentable square feet, as the same may be adjusted from time to time.

(c) "Property":  shall mean the Building and the parcel(s) of land on which the Building is located, together with all improvements thereon.

(d) "Demised Premises":  shall mean the area identified on the plan attached hereto as Exhibit "A".

(e) "Tenant's RSF":  shall mean the rentable square footage of the Demised Premises, which is mutually agreed by Landlord and Tenant as set forth in section 1(a) above.

(f) "Annual Base Rent":  all figures are to be 'Plus Electric'.  Tenant shall pay rent for the first Twelve months at the rate of $22.50 PSF or $8,660 per month .

(i) Rent shall increase in each of the following Twelve month periods

(ii) The annual increase shall be at the rate of $.50 per rentable square feet as set forth in para. 1(a).

(g) "Tenant's Fraction":  .01%, which is the Tenant's RSF divided by the Building RSF, as the same may be adjusted from time to time.

(h) "Base Year":  2010.

(i) "Term":  Four (4) Years commencing on the Commencement Date and ending on the date (the "Expiration Date") which is the day immediately preceding the date that is Four (4) Years after the Commencement Date, namely, July 1, 2010 – June 30, 2014.

(j) Right to Renew:  N/A

(k) "Commencement Date":    July 1, 2010.

(l) "Notice Addresses": Landlord:

IMD ELEVEN HUNDRED EAST HECTOR STREET LLC

C/O KND MANAGEMENT CO., INC.

           101 Richardson Street
           Brooklyn, NY 11211

Tenant:
At the address designated as the demised premises, with a copy to:

Bridgeline Digital, Inc., Attn: Thomas Massie,  10 Sixth Road, Woburn MA, 01801

(m) "Rent Payment Address"/"Property Manager":

IMD ELEVEN HUNDRED EAST HECTOR STREET LP

c/o POB 570

Church Street Station

New York, NY 10008

(n) "Security Deposit": $16,010, to be transferred from the security deposit now held by Landlord on behalf of TMX Interactive.

AGREED TO FOR CONSIDERATION PAID AND RECEIVED BY TMX INTERACTIVE

BY:______________________________

(o) "Permitted Use":  General Office Use

(p) "Broker":  N/A.

2. DEMISED PREMISES & COMMON AREAS.  Landlord, for the duration Term, unless otherwise terminated as provided herein and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Demised Premises.  Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Demised Premises or any part thereof, other than for the Permitted Use.  Tenant shall further have the non-exclusive right, in common with the other tenants and occupants of the Building and with others who have been granted such rights by Landlord, to use the "Common Areas" of the Building.  As used herein, "Common Areas" shall mean any areas or facilities designated by Landlord from time to time for the general use of all tenants in the Building, including without limitation any non-reserved parking areas, driveways, sidewalks, hallways, restrooms, and other similar public areas and access ways of the Building to the extent designated as "Common Areas" by Landlord.

3. TENANT IMPROVEMENTS.

(a) Landlord shall paint all of the walls and install new carpet throughout the suite.  Three (3) offices will be built out per a plan

4. INTENTIONALLY OMITTED

5. RENT.

(a) During the Term, Tenant shall pay to Landlord the Annual Base Rent in the amounts set forth in Section 1 (Fundamental Lease Provisions) above.  Such Annual Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month.

(b) The term "Rent" as used in this Lease shall mean the Annual Base Rent, Tenant's Share of Taxes (as hereinafter defined), utilities and all other additional rent or other sums payable by Tenant to Landlord under this Lease.  All Rent other than the Annual Base Rent is referred to herein as "Additional Rent".

(c) The first installment of Rent shall be payable on the Commencement Date, provided Tenant has been given lawful use and occupancy of the Demised Premises by such date.  If the Term begins on a day other than the first day of a calendar month, Rent from such day until the first day of the following calendar month shall be prorated on a per diem basis for each day of such partial month.

(d) All Rent and other sums due to Landlord hereunder shall be payable to Landlord c/o Landlord's Property Manager at the Rent Payment Address specified in Section 1 (Fundamental Lease Provisions), or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).  Tenant's covenant to pay Rent is independent of every other covenant under this Lease.

(e) If Landlord, at any time or times, shall accept said Rent due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.

6. INTENTIONALLY OMITTED.

7. PAYMENT OF TAXES

(a) For and with respect to each year of the Term, Tenant shall pay to Landlord, as Additional Rent, an amount ("Tenant's Share" or "Tenant's Share of Taxes") equal to the product obtained by multiplying Tenant's Fraction by the amount by which Taxes (as hereinafter defined) for such calendar year exceed the Taxes paid for the Base Year (appropriately prorated for any partial calendar year included within the beginning and end of the Term).

(b) "Taxes" shall mean all real estate taxes and assessments, general and special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof, provided that assessments and betterments shall be amortized and credited year by year over the longest period permitted by law .  If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution in whole or in part for (or in lieu of) any tax which would otherwise be included within the term "Taxes" as defined herein, then the same shall be included in the term "Taxes." If a special improvement shall hereafter be made for the sole benefit of Tenant which results in an increase in the taxable value of the Building (as opposed to general tenant improvements consistent with normal office use), then any increase in Taxes attributable to such special improvement shall be the responsibility of Tenant.  Landlord shall, promptly after receipt of the tax statements, notices of assessments, or other tax-related information, provide Tenant with a copy of the same.

(c) The term "Taxes" shall not include:  (1) net income taxes; (2) capital taxes; (3) transfer taxes; (4) franchise taxes; (5) gift taxes; or (6) estate taxes.

(d) Tenant shall, upon written request to Landlord, have the right, within sixty (60) days after the end of Landlord's fiscal year, to inspect documents and records materially  related to Taxes charged to Tenant.  Landlord shall promptly provide Tenant with such documents after receipt of Tenant's timely request.

(e) Landlord shall also furnish to Tenant as soon as reasonably practicable after the beginning of each calendar year of the Term following the first calendar year:  (i) a statement (the "Expense Statement") setting forth Taxes for the previous calendar year, including Tenant's Share thereof; and (ii) a statement of Landlord's good faith estimate of Taxes, and the amount of the Estimated Share for the then current calendar year.  If Landlord from time to time determines that Landlord's good faith estimate is incorrect, Landlord shall have the right to provide Tenant with a revised statement of Landlord's good faith estimate of Taxes for the then current year, in which event Tenant's Estimated Share shall be adjusted accordingly.

(f) In the event the Expense Statement reflects that Tenant owes additional amounts for Taxes for the previous calendar year, Tenant shall, within fifteen (15) days after Tenant receives the Expense Statement, pay to Landlord the difference between the adjusted Tenant's Share of Taxes for such previous year and the actual payments made by Tenant.  If the actual payments exceed Tenant's Share of Taxes for such previous year, Tenant shall receive a credit against the Taxes due for the next calendar year or,  if the Lease shall have expired, a refund of such overpayment.

(g) Unless Tenant, within ninety (90) days after any Expense Statement is furnished, has given notice to Landlord that Tenant disputes the amount due in accordance with the foregoing provisions, which notice shall specify in detail the basis for such dispute, each Expense Statement furnished to Tenant by Landlord under this Section shall be conclusively binding upon Tenant as to the Taxes and Tenant's Share thereof due for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental statement furnished by Landlord.  Pending resolution of any dispute, Tenant shall promptly pay Tenant's Share in accordance with the Expense Statement furnished by Landlord.  Any payment due from Tenant to Landlord for Tenant's Share of Taxes not yet determined as of the expiration of the Term shall be made within twenty (20) days after submission to Tenant of the next Expense Statement, which obligation shall survive the expiration or earlier termination of this Lease.  In connection with Tenant's review of records as provided in Section 7(c) above,

Tenant covenants that (x) it will hold the results of any investigation into Landlord's records in the strictest confidence (provided, however, that Tenant may discuss the results of such investigation with its attorneys, accountants and other consultants and use the information obtained in the investigation to the extent required in any legal or other proceedings related thereto or as may be required by applicable law); and (ii) it will cause any consultants retained by it to adhere to a similar covenant of confidentiality for the benefit of Landlord.

(h) Beginning with the next installment of Annual Base Rent due after delivery of the statement of Tenant's Estimated Share (including the first such delivery on or about the Commencement Date), Tenant shall pay to Landlord, as Tenant's Share, one-twelfth (1/12) of the Estimated Share for the then current calendar year multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made (less any amounts previously paid by Tenant for Tenant's Share for such period).  On the first day of each succeeding month up to the time Tenant shall receive a new statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of Tenant's Share, one-twelfth (1/12) of the then current Estimated Share.

8. UTILITIES FURNISHED TO DEMISED PREMISES.

(a) In addition to the Annual Base Rent and Tenant's Share of Taxes, Tenant shall pay for all utilities (including, without limitation, electricity) that are furnished to or consumed within the Demised Premises.  It is acknowledged that gas is included in Annual Rent and not separately charged to Tenant.  If a submeter or direct meter is installed for any particular utility and if such submeter or direct meter is functioning properly, Tenant shall pay for its use and consumption of such utility based on its metered usage.  If no meter or submeter is installed, Tenant shall pay a pro-rata share of the Aggregate Utility Charge (as hereinafter defined).  The "Aggregate Utility Charge" means the total of all charges for the utility in question attributable to the Demised Premises and other areas of the Building (other than Common Areas) for the relevant billing period, and Tenant's pro-rata share shall be Tenant's Fraction multiplied by the amount due and payable for such utility; provided that if less than all of such areas have been occupied by tenants during the relevant billing period, then the Aggregate Utility Charge shall be the amount Landlord reasonably determines would normally be incurred for such utility service had all of such areas been occupied by tenants during such billing period.  To the extent required, Landlord shall also make any necessary adjustments to equitably allocate the cost of utility services to the Common Areas, if such services are not separately metered.

(b) Tenant shall pay all utility bills within ten (10) days after receipt by Tenant, either from Landlord or the billing authority.  Landlord shall have the right, to be exercised by prior written notice to Tenant and to the extent that the same may be lawfully done, to direct Tenant to contract directly with the utility provider supplying electricity and/or gas to the Building, in which event Tenant shall pay all charges therefor directly to the utility provider.  Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Demised Premises and the Property, and Landlord shall have the right of access to the Demised Premises from time to time to install or remove utility facilities.

9. SERVICES.

(a) Subject to payment by Tenant of Tenant’s Share of Taxes and utilities as provided in Sections 7 and 8 above, Landlord shall keep and maintain in good repair and working order, and make repairs to and perform maintenance upon, the Building’s structural elements (including roof, walls and floor slab), mechanical systems (including HVAC, electrical, plumbing and fire/life safety systems), Common Areas, exterior windows and elevators and shall provide or cause to be provided the following services throughout the Term:

(i) Provide water for drinking, lavatory and toilet purposes on the floor(s) on which the Demised Premises are located;

(ii) Furnish heat, ventilation and air-conditioning ("HVAC Service") to the Demised Premises customary for ordinary office purposes and at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities; Tenant shall have a thermostat within its demised area.

(iii) Furnish electricity to the Demised Premises customary for ordinary office purposes.  Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, that which Landlord reasonably determines is standard for office use at the Building.

(iv) Provide janitorial services in accordance with Landlord's janitorial specifications set forth on Exhibit "D" attached hereto.  Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with a vendor approved by Landlord (such approval not to be unreasonably withheld), and the cost and payment thereof shall be the sole responsibility of Tenant; and

(v) Provide access to the Building and the Demised Premises twenty-four hours per day, seven days per week, subject to reasonable security measures as may be implemented by Landlord.

(b) The building in which the demised premises is located shall maintain HVAC operation Monday through Friday, 7 AM to 6 PM and Saturday 8 AM to 1 PM.  After hours HVAC shall be billed on an hourly basis at a fee of $75.00 per hour, which shall be increased annually based on the percentage by which the cost of electricity to the Building has increased from the previous year, if any.  Requests for after-hours service shall be made to the building manager sufficiently in advance of the required time so that Landlord shall have a reasonable time to arrange for the provision of such services.  Such after-hour service shall be billed to Tenant at the rate set forth above commencing on the 10th after-hour of provided service.  Without limiting the foregoing, if Tenant's usage of electricity or other utility service is substantially in excess of that for standard office tenancies (as determined by Landlord) and if such utility service to the Demised Premises is not separately metered to the Demised Premises pursuant to Section 8 above, Landlord reserves the right to adjust Tenant's pro-rata share of such charges, as referred to in Section 8(a) above, in order to equitably reflect a surcharge for such excess use.

(c) Tenant shall directly reimburse Landlord for any supplemental services requested by Tenant and supplied by Landlord, said reimbursement to be paid within ten (10) business days after Tenant's receipt of Landlord's invoice therefor.  Notwithstanding the foregoing, Landlord shall have no obligation to provide any such supplemental services to Tenant.

(d) It is hereby acknowledged that Landlord does not warrant that any of the services referred to in this Section will be free from interruption from causes beyond the reasonable control of Landlord.  No interruption of service beyond the reasonable control of Landlord shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages, permit Tenant to abate Rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease.  Notwithstanding the foregoing, if any Essential Service (as hereinafter defined) which Landlord is required to provide to the Demised Premises pursuant to the terms of this Section is interrupted due to the negligence of Landlord, its agents or employees (a "Service Interruption") and such Service Interruption causes all or a material portion of the Demised Premises to be untenantable (the "Affected Space") for a period of two (2) or more consecutive business days after written notice thereof from Tenant to Landlord (the "Interruption Notice"), then, provided that Tenant shall have actually vacated the Affected Space, the Annual Base Rent shall abate in the proportion that the rentable square footage of the Affected Space actually vacated by Tenant bears to the rentable square footage of the Demised Premises, which abatement shall commence on the third (3rd) business day following Landlord's receipt of the Interruption Notice and expire on the earlier of Tenant's re-occupancy of the Affected Space or the date that the Service Interruption is remedied.  In no event shall Tenant be entitled to abatement or any other remedy if the interruption of any Essential Service is not directly a result of Landlord's negligence.  Tenant agrees that the rental abatement described herein shall be Tenant's sole remedy in the event of a Service Interruption and Tenant hereby waives any other rights against Landlord, at law or in equity, in connection therewith, including, without limitation, any right to terminate this Lease, to claim an actual or constructive eviction, or to bring an action for money damages.  For purposes of this Section, an "Essential Service" shall mean the service provided by the HVAC systems, plumbing and waste disposal systems and electrical systems (to the extent supplied by Landlord).  Nothing contained herein shall limit Tenant's right to abatement in the case of a fire or other casualty or condemnation as provided in the "Fire or Casualty" or "Condemnation" Sections of this Lease.

10. CARE OF DEMISED PREMISES.  Tenant agrees, on behalf of itself, its employees and agents that it shall:

(a) On or after the commencement date, comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any such authorities;

(b) Maintain, repair and replace the interior, non-structural portions of the Demised Premises so as to keep same in safe, good order and repair, as and when needed, and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises (provided, in no event shall Tenant be required to make any capital improvements to the Building or Demised Premises);

(c) Not overload, damage or deface the Demised Premises or do any act which Tenant knows or should know might make void or voidable any insurance on the Demised Premises or the Building or which may result in an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium);

(d) Not make any material alteration of or addition to the Demised Premises without the prior written approval of Landlord, except for interior, nonstructural alterations of a decorative nature that do not exceed more than Two Dollars ($2.00) per rentable square foot of the Demised Premises in the aggregate.  All alterations performed to the Demised Premises by Tenant, whether or not requiring Landlord's consent, shall be performed:  (i) at Tenant's sole cost and expense, (ii) by contractors and subcontractors approved in advance in writing by Landlord, and (iii) in a good and workmanlike manner and in accordance with all applicable laws and ordinances.  Upon completion of any alterations requiring Landlord's consent hereunder, Tenant shall reimburse Landlord's reasonable and necessary actual costs for review of all plans and specifications and final inspection of the work.  All alterations to the Demised Premises by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease.  Upon the expiration or earlier termination of this Lease, all such alterations shall remain at the Demised Premises and become the property of Landlord without payment by Landlord therefor.  Notwithstanding the foregoing, Landlord, at Landlord's option, shall have the right to require that any or all of such alterations be removed upon the expiration or earlier termination of the Lease by providing written notice thereof to Tenant, in which event Tenant, at Tenant's sole cost and expense, shall promptly remove such alterations and repair any resulting damage;

(e) Not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Demised Premises or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written approval of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant's sole cost and expense.  At the expiration or earlier termination of this Lease, Tenant shall pay Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions;

(f) Not place signs on the Demised Premises except for (i) signs located entirely within the Demised Premises and which are not visible from the exterior of the Demised Premises, and (ii) signs on doors, provided that the lettering and text are approved by Landlord;

(g) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of coffee and similar beverages to the employees of Tenant for consumption upon the Demised Premises; and

(h) Observe the rules and regulations annexed hereto as Exhibit "C" as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

11. MECHANICS' LIENS.  In connection with Tenant performing any alterations to the Demised Premises for which a lien could be filed against the Demised Premises or the Building, Tenant shall have its contractor execute and file in the appropriate public office a Waiver of Mechanics' Lien as permitted under Pennsylvania law, in form satisfactory to Landlord, and provide Landlord with a copy thereof.  Tenant shall, within ten (10) days after notice from Landlord, discharge or bond over any mechanics' lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any and all claims, costs, damages, loss, liabilities and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection therewith.

12. REPAIRS AND MAINTENANCE.  Landlord shall keep and maintain the Common Areas of the Building clean and in good working order.  Landlord shall further make, or cause to be made, all necessary repairs to the structure and exterior of the Building, as well as to the mechanical, HVAC, electrical and plumbing systems servicing Building, provided that Landlord shall have no obligation to make any repairs until Landlord shall have received notice of the need for such repair.  The cost of the foregoing maintenance and repairs shall be included in Operating Expenses except to the extent expressly excluded therefrom pursuant to Section 7.  Notwithstanding the foregoing, all repairs made necessary by Tenant's specific use, occupancy or alteration of the Building, or by the negligent acts of Tenant, its agents, employees or invitees (and, without limiting the foregoing, any repairs or maintenance required to any specialized or supplemental equipment installed by or for Tenant and not of a "building standard" nature), shall be made at the sole cost and expense of Tenant.

13. SUBLETTING AND ASSIGNING.

(a) Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.  Tenant acknowledges that, without limiting the foregoing, Landlord shall have the right to withhold its consent if, by way of example and not limitation, the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to Landlord, if such subtenant's or assignee's business is not for the Permitted Use or is otherwise not consistent with that of the other tenants of the Building or would significantly increase the density of personnel use, if the proposed sublease or assignment is to a tenant of the Building or to a prospect with whom Landlord is then negotiating or has recently negotiated, if there is other space available for lease by Landlord in the Building, if the proposed sublease is for a rate less than the market rate established by Landlord for the Building, or if Tenant is in default in the payment or performance of any of its obligations hereunder.  In addition, Tenant shall not mortgage, pledge or hypothecate this Lease.  Any assignment, sublease, mortgage, pledge or hypothecation in violation of this Section shall be void at the option of Landlord and shall constitute a default hereunder without the opportunity for notice or cure by Tenant.

(b) A transfer or sale by Tenant of a majority of the voting shares, partnership interests or other controlling interests in Tenant shall be deemed an assignment of this Lease and shall be subject to Landlord's prior written consent pursuant to subparagraph (a) above, except in the event that the Tenant delivers to Landlord evidence that the net worth of the proposed assignee is sufficient to satisfy the remaining rent obligations under this Lease.  Notwithstanding the foregoing, so long as Tenant is not in default under this Lease, upon ten (10) days prior written notice to Landlord, Tenant shall have the right, without Landlord's consent, to sublet all or a portion of the Demised Premises or to assign this Lease to any entity which is an Affiliate (as hereinafter defined) of Tenant so long as the Affiliate has a net worth (excluding intangibles) equal to or greater than the net worth (excluding intangibles) of Tenant as of the date of this Lease or as of the date of the transfer, whichever is greater.  As used herein, "Affiliate" shall mean any entity (x) that directly owns more than fifty percent (50%) of the voting shares, partnership interests or other controlling interests in Tenant, or (y) in which Tenant owns such controlling interests, or (z) with which Tenant is in common control by virtue of the ownership of such controlling interests by another person or entity.

(c) Notwithstanding the foregoing, any such subletting or assignment (whether or not requiring Landlord's consent) shall not in any way relieve or release Tenant from liability for the payment and performance of all obligations under this Lease (including, if applicable, obligations relating to any extension of the Term), and Tenant shall remain primarily liable to Landlord for all such obligations without release or limitation by reason of any action or inaction by Landlord (including without limitation any failure to take any action in the enforcement of this Lease against the assignee or subtenant, any release or inaction with respect to any security or collateral, including without limitation any failure to perfect any interest therein, any forbearance, any failure to provide any notice to Tenant, or any modification or amendment to this Lease).  Furthermore, no assignment will be valid unless and until the assignee has executed and delivered to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease; and no subletting will be valid unless Tenant and the subtenant have executed and delivered to Landlord a sublease agreement pursuant to which such subtenant agrees that the sublease shall be subject to all of the terms and conditions of this Lease.

(d) In the case of a sublease, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the profits of all subrents or other sums or economic consideration received by Tenant (after deducting Tenant's reasonable costs of reletting), whether denominated as rentals or otherwise, in excess of the monthly sums which Tenant is required to pay under this Lease.  In the case of an assignment, Tenant shall pay to Landlord, as Additional Rent hereunder, (i) fifty percent (50%) of the profits of all subrents or economic consideration received by Tenant (after deducting Tenant's reasonable costs of assigning), if Landlord will not release Tenant from liability under the Lease thereafter and (ii) one hundred percent (100%) of all sums or economic consideration received by Tenant for the assignment (after deducting Tenant's reasonable costs in connection with the assignment), whether denominated as rentals or otherwise, if Landlord release Tenant from further liability under the Lease.

(e) When Tenant requests Landlord's consent to an assignment or sublease, it shall notify Landlord in writing of:

(i) the name and address of the proposed assignee or subtenant;

(ii) the nature and character of the business of the proposed assignee or subtenant;

(iii) such financial information as Landlord may reasonably request including without limitation financial statements of the proposed assignee or subtenant;

(iv) the rental rate and material monetary terms, such as rent concessions, work, or work allowance, at which Tenant intends to sublet any of the Demised Premises or assign this Lease, the proposed commencement date of the sublease or assignment and, in the case of a sublease, the portion of the Demised Premises sought to be sublet and the length of the sublease;

(v) a copy of the proposed sublease or assignment documentation; and

(vi) any and all other information and documents reasonably requested by Landlord in order to assist Landlord with its consideration of Tenant's request hereunder.

(f) No subletting to, occupancy by or collection of rent from a subtenant or assignee shall be deemed to be the approval by Landlord of the subtenant or occupant as tenant under this Lease unless otherwise consented to by Landlord.  The consent by Landlord to an assignment or subletting where such Landlord consent is required shall not in any respect be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(g) Tenant shall pay to Landlord, promptly upon demand, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any assignment of this Lease or sublease of all or any part of the Demised Premises.

14. FIRE OR CASUALTY.  In the event that the whole or a substantial part of the Building or the Demised Premises is damaged or destroyed by fire or other casualty, then, within forty-five (45) days after the date upon which Landlord learns, or receives notice from Tenant, of such fire or other casualty, Landlord shall provide written notice to Tenant as to whether Landlord intends to repair or rebuild the Building and the estimated time period for the completion of such repairs.  In the event that Landlord's notice provides that the repairs to the Demised Premises are estimated to require more than one hundred eighty (180) days to complete or that Landlord elects not to repair such damage, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty days (30) after receipt of Landlord's notice.  In the event that Landlord elects to repair or rebuild (and Tenant does not have the right to, or has elected not to, terminate this Lease in accordance with the foregoing sentence), Landlord shall thereupon cause the damage (excepting, however, Tenant's furniture, fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to the Demised Premises, which shall be Tenant's responsibility to restore) to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, it being further understood that in such case this Lease shall remain in effect regardless of whether the actual time for completion of restoration shall differ from the initial estimate, except however that if such repair is not completed, or if Landlord acknowledges that such repair will not be completed, within one year of the casualty, regardless of the cause, Tenant may elect to terminate the Lease by notice thereof to Landlord.  In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, be terminated effective as of the date of casualty.  To the extent and for the time that the Demised Premises are rendered untenantable on account of fire or other casualty, the Rent shall be abated by the proportion of the Demised Premises rendered untenantable.

15. EMINENT DOMAIN.  If the whole or a substantial part of the Building is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the reasonable opinion of Landlord the Building is no longer economically operable without substantial alteration or reconstruction, this Lease shall automatically terminate on the date of such taking "Taking Date" and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.  In such event, Tenant shall promptly be reimbursed for any Rent previously paid by Tenant and attributable to the period after the Taking Date.  Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof; all rights of Tenant thereto are hereby assigned by Tenant to Landlord.  If any part of the Demised Premises is so taken or condemned and this Lease is not terminated in accordance with the foregoing provisions of this Section, this Lease shall automatically terminate as to the portion of the Demised Premises so taken or condemned as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Demised Premises, with Rent abating as to the portion of the Demised Premises so taken or condemned; provided, however, that if the remaining portion of the Demised Premises is no longer suitable for the Permitted Use (in Tenant's reasonable discretion), then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the Taking Date.

16. INSOLVENCY.  Each of the following shall constitute a breach of this Lease by Tenant:  (a) the appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant or any guarantor of Tenant's obligations hereunder (a "Guarantor"), (b) an assignment by Tenant or any Guarantor for the benefit of creditors, (c) the institution by or against Tenant or any Guarantor of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within forty-five (45) days after institution), or (d) any execution issued against Tenant or any Guarantor which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant.  In the event of such a breach, Landlord shall have, without need of further notice, the rights enumerated in Section 17 herein.

17. DEFAULT.

(a) If (1) Tenant shall fail to pay Rent or any other sum payable to Landlord hereunder when due and such failure continues for more than ten (10) business days, and upon written notice from Landlord Tenant fails to cure the default within an additional (5) business days, or (2) any of the events specified in Section 16 occur; or (3)  Tenant fails to occupy the Demised Premises within ninety (90) days after the Commencement Date or vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove Tenant's goods and property therefrom other than in the ordinary and usual course of Tenant's business; or (4)  Tenant sublets the Demised Premises or assigns this Lease in violation of the provisions of Section 13 hereof; or (5)  Tenant fails to maintain the insurance required pursuant to Section 19 hereof; or (6) Tenant fails to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for more than fifteen (15) business days after written notice thereof from Landlord (or such longer period as is reasonably required to correct any such failure, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within ninety (90) days after written notice thereof by Landlord) (each of such occurrences in clauses (1)-(6) hereof, a “Default”); then and in any of said cases of Default, Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

(i) declare to be immediately due and payable a sum equal to the Accelerated Rent Component (as hereinafter defined), for which Tenant shall remain liable to Landlord as hereinafter provided; terminate this Lease upon written notice to Tenant and, on the date specified in said notice, this Lease and the term shall be demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required, provided Tenant shall remain liable to Landlord as hereinafter provided; and/or

(ii) enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, without being liable to Tenant for prosecution or damages resulting from such repossession, and Tenant shall remain liable to Landlord as hereinafter provided.

Notwithstanding the foregoing Subsection 17(a)(3) above, should Tenant vacate or abandon the Demised Premises during the term hereof or remove or manifest an intention to remove Tenant's goods and property therefrom other than in the ordinary and usual course of Tenant's business (the "Vacation Event"), so long as Tenant continues to pay all Rent due hereunder, such Vacation Event shall not be considered a default hereunder.  In addition to Tenant's obligation to continue to pay all Rent in a Vacation Event, Tenant shall be obligated to pay any increase in insurance that the Landlord shall incur due to Tenant's Vacation Event.

(b) For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

(i) all Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii) the Annual Base Rent reserved for the then entire unexpired balance of the Term plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant through the end of the Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to then present value at the Prime Rate (as defined in Section 7(b)(2)); and

(iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant through the end of the Term which shall not be capable of precise determination as aforesaid, discounted to then present value at the Prime Rate (and for such purposes no estimate of any component of the Additional Rent to accrue pursuant to the provisions of Section 7 and Section 8 hereof shall be less than the amount which would be due if each such component continued at the average monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

(c) In the event that Landlord shall, after Default or breach by Tenant, recover the Accelerated Rent Component and/or retake possession of the Demised Premises, then Landlord agrees to use reasonable efforts to relet the Demised Premises; provided, however, in no event shall Landlord be required to (i) lease the Demised Premises instead of other available space in the Building, (ii) accept a below-market rental rate for the Demised Premises, (iii) accept any tenant whose creditworthiness is unsatisfactory to Landlord, in its sole discretion, or (iv) accept any tenant whose business is not compatible with the other tenants of the Building, as determined by Landlord in its sole discretion.  For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions to the Demised Premises to the extent reasonably deemed desirable or convenient by Landlord.  All costs of reletting, including, without limitation, the cost of such repairs, changes, alterations and additions, brokerage commissions and legal fees shall be charged to and be payable by Tenant as Additional Rent hereunder.  Any sums collected by Landlord from any new tenant shall be credited against the balance of the Annual Base Rent and Additional Rent due hereunder as aforesaid.

(d) Tenant shall, through the expiration of the term of this Lease (or what would have been the expiration of the Term but for such Default) remain liable to Landlord as follows:

(i) in the event of termination of this Lease resulting from Tenant's Default, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord, at Landlord's option, monthly upon presentation to Tenant of a bill for the amount due or at such other intervals or times as Landlord shall determine.

(ii) in the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the Rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), and any amount due to Landlord shall be payable monthly, at Landlord's option, upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

(e) If Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the Term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of Rent and other charges accrued in favor of Landlord through the end of the Term, Landlord shall refund such excess to Tenant (not to exceed an amount greater than the Rent and Additional Rent paid by Tenant for any particular period of time), without interest, promptly after such determination.

(f) Nothing contained in this Lease shall limit or prejudice the right of Landlord to seek damages incident to a termination of or default under this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

(g) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any Rent due upon a reletting.

(h) Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

(i) AFTER A DEFAULT OR THE EXPIRATION OF THE TERM, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE DEMISED PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION.  IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF

SAID DEMISED PREMISES FOR SUCH SUBSEQUENT DEFAULT.  TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT.  NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE DEMISED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

(j) Intentionally Deleted.

(k) Intentionally Deleted.

(l) If Rent or any other sum due from Tenant to Landlord shall be overdue for more than ten (10) days, Tenant shall pay a late fee equal to 5 percent (5%) per annum of such overdue amounts, without interest, until paid.

(m) All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent.  No termination of this Lease nor taking or recovering possession of the Demised Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.  No reentering or taking possession of the Demised Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election to terminate is given by Landlord to Tenant.

(n) No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Demised Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.  The receipt by Landlord of a lesser amount than the Annual Base Rent or any Additional Rent due shall not be construed to be other than a payment for the Annual Base Rent or Additional Rent then due, and any statement on Tenant's check or any letter accompanying Tenant's check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Annual Base Rent or Additional Rent due or to pursue any other remedies provided in this Lease or otherwise.

18. RIGHT TO CURE.  Landlord may (but shall not be obligated) upon not less than five (5) prior days notice to Tenant (except that no notice need be given in the event of an emergency) cure any Default resulting from Tenant’s act or omission.  Any costs incurred by Landlord in connection with curing such Default or Defaults (including without limitation reasonable attorneys’ fees) shall be deemed Additional Rent payable on demand.

19. INSURANCE.

(a) Tenant shall at all times during the Term, including any renewal or extension thereof, at Tenant's sole cost and expense, maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof from responsible insurance companies with an A.M.  Best Rating of A X and licensed in the Commonwealth of Pennsylvania, the following insurance coverages:

(i) commercial general liability insurance, covering injury to person and property in amounts at least equal to One Million Dollars ($1,000,000) per occurrence limit for bodily injury and property damage and  Two Million Dollars ($2,000,000) annual aggregate for commercial liability with increases in such limits as Landlord may from time to time reasonably request.  All such commercial general liability insurance policies shall name Landlord, the Property Manager and at Landlord's request any institutional first mortgagee of the Property as additional insureds.  The commercial general liability policy shall include the following endorsements:  a General Aggregate Limit per Location per Insurance Services Office General Liability form number CG2504, 11185 edition date (exception to this endorsement requirement is permitted if Demised Premises is the sole location occupied by the Tenant).  Alternate edition dates are not acceptable to Landlord; CG2404 10193 edition date - Waiver of Transfer of Rights of Recovery Against Others to Us; issued in the Landlords' (and their Mortgagees if applicable) favor.  The limits of liability set forth in this paragraph may be satisfied by a combination of primary and Umbrella policies;

(ii) All risk of physical loss insurance with extended coverage (also referred to as property insurance), including Boiler & Machinery Insurance which shall in no event be less than the 100% replacement value of the machinery, equipment, furniture, trade fixtures and other personal property of Tenant located at the Demised Premises, with a replacement cost coverage endorsement and agreed value endorsement and business interruption and extra expense coverage.  Should the Boiler & Machinery Insurance be placed with a carrier other than the Property insurer, then both the Property and Boiler & Machinery Insurance shall be endorsed with a Joint Loss Agreement Endorsement; both Property and Boiler insurers shall grant the right to waive subrogation in writing prior to loss.

(iii) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Demised Premises including employer's liability limits of $1,000,000; and

(iv) Automobile liability insurance with minimum limits of $1,000,000 combined single limit, each occurrence.

(b) Tenant shall deliver to Landlord certificates of such insurance at or prior to the Commencement Date, and shall deliver to Landlord certificates evidencing renewals thereof at least ten (10) days prior to expiration.  All such policies and certificates shall provide that such insurance coverage may not be cancelled or the limits thereof reduced below the required minimum limit hereinbefore set forth unless Landlord, the Property Manager and any mortgagee named as an additional insured as aforesaid are given at least thirty (30) days prior written notice of the same.

(c) Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of property insurance covering the improvements which comprise the Demised Premises and the Building, in an amount of one hundred percent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) providing protection against any peril generally included in the classification "all risk" (including, without limitation, protection against loss or damage from the following perils:  fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism, malicious mischief and sprinkler leakage) and including earthquake coverage.  Landlord shall at all times maintain in respect of the Common Areas and the Building commercial general liability insurance with limits of coverage of not less than $1,000,000 combined single limit for bodily injury or death and for property damage.

20. LIABILITY.

(a) Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the policy or the right of the insured to recover thereunder.  If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available; provided, at if an additional premium is charged for such waiver, the party benefiting therefrom agrees to timely pay the amount of such additional premium.

(b) Without limiting the foregoing, Landlord, its agents and employees shall not be liable to Tenant, and Tenant hereby releases Landlord, its agents and employees, for any loss of life, personal injury or damage to property in the Demised Premises from any cause whatsoever unless such loss, injury or damage is the result of the negligence or willful misconduct of Landlord, its agents or employees.  Notwithstanding anything to the contrary set forth in this Lease, Landlord, its agents and employees shall in no event be liable to Tenant, and Tenant hereby releases Landlord, its agents and employees, for any loss or damage to property, whether or not the result of the negligence or willful misconduct of Landlord, its agents or employees, to the extent that Tenant would be covered by insurance that Tenant is required to carry hereunder or is covered by insurance regardless of the insurance requirements set forth herein.  Tenant shall and hereby does indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, actions, damages, liability and expenses (including reasonable attorneys' fees) in connection with any loss of life, personal injury or damage to property in or about the Demised Premises or arising out of the use or occupancy of the Demised Premises by Tenant, its agents, employees, invitees or contractors, or occasioned in whole or in part by Tenant, its agents, employees, invitees or contractors, unless such loss, injury or damage was caused by the negligence or willful misconduct of Landlord, its agents or employees.  Tenant's covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

(c) Without limiting the foregoing, Tenant, its agents and employees shall not be liable to Landlord, and Landlord hereby releases Tenant, its agents and employees, for any loss of life, personal injury or damage to property in the Common Areas of the Building from any cause whatsoever unless such loss, injury or damage is the result of the negligence or willful misconduct of Tenant, its agents or employees.  Notwithstanding anything to the contrary set forth in this Lease, Tenant, its agents and employees shall in no event be liable to Landlord, and Landlord hereby releases Tenant, its agents and employees, for any loss or damage to property, whether or not the result of the negligence or willful misconduct of Tenant, its agents or employees, to the extent that Landlord would be covered by insurance that Landlord is required to carry hereunder or is covered by insurance regardless of the insurance requirements set forth herein.  Landlord shall and hereby does indemnify and hold Tenant, its agents and employees harmless from and against any and all claims, actions, damages, liability and expenses (including reasonable attorneys' fees) in connection with any loss of life, personal injury or damage to property occasioned in whole or in part by Landlord, its agents, employees, invitees or contractors, unless such loss, injury or damage was caused by the negligence or willful misconduct of Tenant, its agents or employees.  Landlord 's covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

(d) Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, shareholders or trustees, or any of their respective partners, shareholders or trustees, and any liability for damage or breach or nonperformance by Landlord, its agents or employees or for the negligence of Landlord, its agents or employees, shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners, shareholders or trustees or any of its or their partners, shareholders, trustees, officers, agents, employees, legal representatives, successors or assigns, if any; all such liability, if any, being expressly waived and released by Tenant.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to Tenant for any consequential damages, lost profits, loss of business or other similar damages, regardless of whether the same arises out of the negligence of Landlord, its agents or employees.

21. ENVIRONMENTAL MATTERS.

(a) Tenant shall conduct, and cause to be conducted, all operations and activity at the Demised Premises in compliance with, and shall in all other respects applicable to the Demised Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called "Environmental Statutes") including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground and (iii) those concerning conditions in, at or outside the Building, provided that Tenant shall not be in breach or have any liability under this Section 21 to the extent that the failure of the Demised Premises to comply with any Environmental Statutes is due to a condition of the Demised Premises prior to Tenant’s use and occupancy thereof or was caused by Landlord or it agents, employees or contractors.

(b) Tenant, its agents, employees, contractors and invitees shall not cause or suffer or permit to occur in, on or under the Demised Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances (including without limitation asbestos and petroleum products), hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called "Hazardous Substances"), except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Demised Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Demised Premises for the Permitted Use and is in compliance with all Environmental Statutes and all other applicable governmental requirements.  Should Tenant, its agents, employees, contractors or invitees cause any release of Hazardous Substances at the Demised Premises, Tenant shall immediately notify Landlord in writing and immediately contain, remove and dispose of, such Hazardous Substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release.  When conducting any such measures the Tenant shall comply with all Environmental Statutes. Should Landlord, its agents, employees, contractors or invitees cause any release of Hazardous Substances at the Property, Landlord shall immediately notify Tenant in writing and immediately contain, remove and dispose of, such Hazardous Substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release.  When conducting any such measures Landlord shall comply with all Environmental Statutes.

(c) Tenant hereby agrees to indemnify and to hold harmless Landlord, its agents and employees, of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section, including, but not limited to, (i) any and all expenses that Landlord, its agents and employees may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord, its agents and employees may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Demised Premises, (iii) any and all costs for which Landlord, its agents and employees may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Demised Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord, its agents and employees by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section, and (v) any and all legal fees and costs incurred by Landlord, its agents and employees in connection with any of the foregoing.

(d) Subject to the limitations on liability set forth herein, Landlord hereby agrees to indemnify and to hold harmless Tenant of, from and against the following expenses, losses or liabilities suffered by Tenant by reason of the use, disposal, emission, release, disposal, or handling of Hazardous Substances by Landlord at the Property in violation of any Environmental Statute:  (i) any and all expenses that Tenant is required to incur to comply with any Environmental Statutes, (ii) any and all out-of-pocket costs that Tenant is required to incur to studying, assess, contain, remove, remedy, mitigate, or otherwise respond to, the release of any Hazardous Substance or waste at or from the Demised Premises, (iii) any and all out-of-pocket costs for which Tenant is liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Demised Premises, and (iv) any and all fines or penalties assessed upon Tenant by reason of Landlord's use, disposal, emission, release, disposal, presence or handling of Hazardous Substances at the Property in violation of any Environmental Statute.

(e) Tenant's covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

22. SUBORDINATION.  This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the Property which may now or hereafter encumber the Building and/or the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative and no further instrument of subordination shall be necessary.  Notwithstanding the automatic subordination of this Lease, Tenant shall execute, within ten (10) business days after request, any certificate that Landlord may reasonably require acknowledging such subordination.  If Landlord has attached to this Lease, or subsequently delivers to Tenant, a form of subordination agreement required by a mortgagee of the Property, Tenant shall execute and return the same to Landlord within ten (10) business days after receipt thereof by Tenant.  In the event that there is a mortgage encumbering the Property, then, upon the written request of Tenant, Landlord agrees to obtain such mortgagee's standard form of nondisturbance agreement for the benefit of Tenant.  Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien (subject to the limitations in Sections 20(c) and 31(c)), and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

23. ESTOPPEL STATEMENT.  Tenant shall from time to time, within fifteen (15) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certified to Landlord and, as applicable, to any prospective mortgagee and purchaser, certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which Rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified), and such other information reasonably requested by Landlord and such prospective mortgagee and/or purchaser, as the case may be.

24. RESERVATION OF LANDLORD'S RIGHTS.  Notwithstanding anything to the contrary contained herein, Landlord explicitly reserves, without limitation, the following rights, each of which Landlord may exercise without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Demised Premises and shall not give rise to any claim for setoff or abatement of Rent or any other claim or otherwise affect any of Tenant's obligations hereunder:

(a) to decorate or make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Property, including the Building and the Common Areas, and/or to discontinue the availability of any Common Areas or to substitute different Common Areas (provided that Landlord shall maintain such Common Areas as are necessary to provide reasonable access and use of the Demised Premises, and provided further that, during the continuance of any work by Landlord, Landlord may temporarily close doors, entrance ways, corridors or any other public areas of the Building, or temporarily suspend services or the use of facilities, so long as Landlord endeavors to minimize any undue disruption to Tenant's access);

(b) to regulate delivery of supplies and the usage of common loading docks, receiving areas and freight elevators, if any;

(c) to enter the Demised Premises at reasonable times and upon reasonable notice to inspect the Demised Premises and to make repairs, alterations or improvements to the Demised Premises or other portions of the Building, including other tenants' premises, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant's business operations therein;

(d) to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Demised Premises in reasonable locations, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant's business operations therein;

(e) to exclusively utilize the roofs, telephone, electrical and janitorial closets, equipment rooms, building risers and similar areas that are used by Landlord for the provision of Building services; and

(f) to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the Term, to prospective tenants.

25. EXPIRATION OF TERM; HOLDING-OVER.  Upon or prior to the expiration or earlier termination of this Lease, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted.  Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant.  Should Tenant continue to occupy the Demised Premises after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance.  The minimum monthly rental for the first month of such holdover shall be equal to one hundred twenty five percent (125%) of the greater of:  (i) the Rent payable for the fast full month of the Term, or (ii) the fair market gross rental for the Demised Premises as reasonably determined by Landlord.  Thereafter, the minimum monthly rental for such holdover shall be equal to one hundred fifty percent (150%) of the greater of: (i) the Rent payable for the last full month of the Term, or (ii) the fair market gross rental for the Demised Premises as reasonably determined by Landlord.  No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of the Demised Premises by summary proceedings or otherwise.

26. SECURITY INTEREST.  [Intentionally deleted].

27. FINANCIAL STATEMENTS.  Upon the request of any mortgagee, prospective mortgagee or prospective purchaser of the Property, but in no event more often than two (2) times per calendar year, Tenant shall provide to Landlord complete copies of Tenant's latest annual financial statements and such other information as may be reasonably requested by such mortgagee and/or purchaser.

28. RENT, USE AND OCCUPANCY TAX.  If, during the Term, including any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises, Tenant's use of the Demised Premises, or upon the amount of rentals collected therefor, Tenant will pay each month, as Additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, excise, inheritance or franchise tax imposed upon Landlord.

29. QUIET ENJOYMENT.  Tenant, upon paying the Rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the Term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease and of record.  Landlord represents that it has the full right and authority to enter into this Lease.  Any notice may be delivered on behalf of any party by its counsel.

30. NOTICES.  All notices required to be given hereunder shall be sent by registered or certified mail, return receipt requested, by Federal Express or other overnight express delivery service or by hand delivery against written receipt or signed proof of delivery, to the respective

Notice Addresses set forth in Section 1 (Fundamental Lease Provisions), and to such other person and address as each party may from time to time designate in writing to the other.  Notices shall be deemed to have been received on the date delivered when sent by hand delivery, the next day when sent by Federal Express or other overnight express delivery service, and within two (2) business days when sent by registered or certified mail.

31. SIGNAGE:  Landlord shall provide Tenant with building standard signage in the main lobby directory and suite entrance.

32. PARKING:  Landlord shall provide Tenant with parking at no additional cost to Tenant throughout the term of this lease, up to four (4) parking spaces.

33.

34. MISCELLANEOUS.

(a) To the best of Landlord’s knowledge, as of the Commencement Date of this Lease, the Demised Premises and the Building are in compliance with any and all federal, state and local statutes, regulations, ordinances and other requirements of any such authorities including the Environmental Statutes as herein defined, and during the Term of this Lease Landlord shall continue to keep the Building in compliance with any and all federal, state and local statutes, regulations, ordinances and other requirements of any such authorities including the Environmental Statutes.

(b) Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Lease other than Binswanger as set forth herein (Fundamental Lease Provisions), and that insofar as Tenant knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant's attention for the lease of space therein.  Tenant agrees to indemnify, defend and hold Landlord and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord's Broker or, if applicable, Tenant's Broker, with respect to a claim for broker's commission or fee or similar compensation brought by any person in connection with this Lease, provided that Landlord has not in fact retained such broker, agent or other intermediary.  Landlord agrees to pay all commissions payable to Landlord's Broker pursuant to a separate, written agreement between Landlord and Brokers.

(c) The term "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, limited liability companies, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.  This Lease shall not inure to the benefit of any assignee, transferee or successor of Tenant except in accordance with the provisions of Section 13 of this Lease.  Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant, its successors and assigns.

(d) The term "Landlord" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building.  In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights).  The successor in interest (including without limitation any holder of a mortgage who shall succeed to Landlord's possessory or ownership interest) shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any payment by Tenant of Rent in advance in excess of one (1) month's Rent; or (iv) be liable for any security not actually received by it.  Subject to the foregoing, and to the provisions of Section 20(c), the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

(e) If either Landlord or Tenant institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, the prevailing party shall be entitled to all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including, without limitation, reasonable attorneys' fees.

(f) Time is of the essence of this Lease and all of its provisions.

(g) If Landlord or Tenant is delayed or prevented from performing any of their respective obligations under this Lease due to strikes, acts of God, shortages of labor or materials, war, civil disturbances or other causes beyond the reasonable control of the performing party ("Force Majeure"), the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by the performing party.  Notwithstanding the foregoing, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

(h) Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute a default hereunder.

(i) Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease or any amendments or exhibits hereto.

(j) This Lease, the exhibits, and any riders attached hereto and forming a part hereof set forth all of the promises, agreements, conditions, warranties, representations, understandings and promises between Landlord and Tenant relative to the Property, the Building, the Demised Premises and this leasehold and Tenant expressly acknowledges that Landlord and Landlord's agents have made no representation, agreements, conditions, warranties, representations, understandings or promises, either oral or written, other than as herein set forth, with respect to the Property, the Building, the Demised Premises, this leasehold or otherwise.  No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon Landlord unless reduced to writing and signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.  Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

(k) The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

(l) If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to the persons or circumstances, if any, other than those as to which it is invalid or unenforceable) shall not be affected thereby, and each and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(m) This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located, without giving effect to the principles of conflict of laws.

(n) This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same instrument.

(o) If any provision in this Lease shall require the Landlord's or Tenant's approval, such approval shall not unreasonably withheld or delayed.

35. DELIVERY FOR EXAMINATION.  DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:

IMD ELEVEN HUNDRED EAST HECTOR STREET LP,
a Delaware limited partnership

By: Spring Mill Conshohocken LLC,
       a Delaware limited liability company, its General Partner
Witness:

_____________________________                                            By: /s/Kalman Dolgin
       Kalmon Dolgin, Authorized Signatory

SPRING MILL CONSHOHOCKEN LP, a Delaware limited partnership

By: Spring Mill Conshohocken LLC,
       a Delaware limited liability company, its General Partner
Witness:

_____________________________                                            By: /s/Kalman Dolgin
       Kalman Dolgin, Authorized Signatory

TENANT: BRIDGELINE DIGITAL, INC.

Witness:

/s/Kelly Quinlan                                                                                   By: /s/Thomas L. Massie
       Thomas L. Massie,  CEO